Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 30, 2020, with respect to the consolidated financial statements of The Lion Electric Company contained in Amendment No. 1 to the Registration Statement on Form F-4 and Proxy Statement/Prospectus forming a part thereof. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears in the caption “Experts.”

/s/ Raymond Chabot Grant Thornton LLP

Montréal, Canada

February 10, 2021